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                                   EXHIBIT 11
                       SHOP AT HOME, INC. AND SUBSIDIARIES
                SCHEDULE OF COMPUTATION OF NET EARNINGS PER SHARE
                                   (UNAUDITED)

The following table sets forth for the periods indicated the percentage relationship to total revenues of certain items included in the Company's Condensed Consolidated Statements of Operations:

                                            Three Months Ended December 31,            Six Months Ended December 31,
                                               1997                 1996                 1997                 1996
                                           ------------         ------------         ------------         ------------
Numerator:
     Net income                            $    756,256         $    459,936         $  1,123,431         $    626,429
     Preferred stock dividends                   (3,449)              (3,449)             (11,495)             (11,495)
                                           ------------         ------------         ------------         ------------
     Numerator for basic earnings
       per share-income available
       to common stockholders                   752,807              456,487            1,111,936              614,934
     Effect of dilutive securities:
       Preferred stock dividends                  3,449                3,449               11,495               11,495
       Interest on convertible debt              11,824               44,710               49,750               92,185
     Numerator for diluted
       earnings per share-income
       available to common
       stockholders after assumed          ------------         ------------         ------------         ------------
       conversions                         $    768,080         $    504,646         $  1,173,181         $    718,614
                                           ============         ============         ============         ============
Denominator:
     Denominator for basic
       earnings per share-weighted-
       average shares                        11,640,756           10,605,284           11,283,237           10,596,621
                                           ------------         ------------         ------------         ------------
     Effect of dilutive securities:
       Employee stock options                   524,409              458,524              565,667              537,485
       Contingent stock-acquisition             229,598              147,243              191,465              192,570
       Warrants                               2,410,688            2,229,614            2,322,981            2,326,118
       Convertible preferred stock              137,943              137,943              137,943              137,943
       Convertible debt                               0              563,146              237,513              590,815
                                           ------------         ------------         ------------         ------------
     Dilutive potential common
       shares                                 3,302,638            3,536,470            3,455,569            3,784,931
                                           ============         ============         ============         ============
     Denominator for diluted
       earnings per share-adjusted
       weighted-average shares
       and assumed conversions               14,943,394           14,141,754           14,738,806           14,381,552
                                           ============         ============         ============         ============

     Basic earnings per share              $        .06         $        .04         $        .10         $        .06
                                           ============         ============         ============         ============
     Diluted earnings per share            $        .05         $        .04         $        .08         $        .05
                                           ============         ============         ============         ============



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